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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation of our report dated March 1, 2001, accompanying the financial statements included in this annual report on Form 11-K, in the registration statement of Form S-8 (Registration No. 33-41262) pertaining to the Tandy Brands Accessories, Inc. Employees Investment Plan and the related prospectus.



/s/ WHITLEY PENN
-----------------------
Fort Worth, Texas
March 1, 2001





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